FIRST QUADRANT, L.P.

                                 CODE OF ETHICS









                                   APRIL 2009

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PART 1. GENERAL PRINCIPLES....................................................1

PART 2. SCOPE OF THE CODE.....................................................1

   A.    TOPICS ADDRESSED IN THE CODE.........................................1
   B.    PERSONS COVERED BY THE CODE..........................................1
   C.    SECURITIES COVERED BY THE CODE.......................................2

PART 3. STANDARDS OF BUSINESS CONDUCT.........................................3

   A.    COMPLIANCE WITH LAWS AND REGULATIONS.................................3
   B.    CONFLICTS OF INTEREST................................................3
   C.    INSIDER TRADING......................................................4
   D.    PERSONAL SECURITIES TRANSACTIONS.....................................5
   E.    GIFTS, ENTERTAINMENT AND CHARITABLE DONATIONS.......................11
   F.    POLITICAL CONTRIBUTIONS AND FUND RAISERS............................15
   G.    CONFIDENTIALITY.....................................................15
   H.    SERVICE ON A BOARD OF DIRECTORS.....................................16
   I.    MARKETING AND PROMOTIONAL ACTIVITIES................................16
   J.    OTHER OUTSIDE ACTIVITIES............................................16

PART 4. COMPLIANCE PROCEDURES................................................17

   A.    CERTIFICATION OF COMPLIANCE.........................................17

PART 5. ADMINISTRATION AND ENFORCEMENT OF THE CODE...........................18

   A.    TRAINING AND EDUCATION..............................................18
   B.    ANNUAL REVIEW.......................................................18
   C.    BOARD APPROVAL......................................................18
   D.    REPORTS TO BOARDS...................................................18
   E.    REPORTING VIOLATIONS................................................18
   F.    SANCTIONS...........................................................19


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                           PART 1. GENERAL PRINCIPLES

        First Quadrant, L.P. ("First Quadrant" or the "Firm") has an overarching fiduciary duty to its clients and it is the obligation of all First Quadrant personnel to uphold that fundamental duty. The general principles of that duty, as set forth below should govern the conduct of all First Quadrant personnel, whether or not the conduct also is covered by more specific standards and procedures set forth in First Quadrant's Code of Ethics (the "Code"). First Quadrant personnel should act at all times with honesty, integrity, and professionalism and adhere to the following general principles of duty:

            o   To place the interests of clients first;

            o To conduct all personal securities transactions in such a manner as to be consistent with First Quadrant's Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;

            o To not take inappropriate advantage of or abuse their position of trust and responsibility;

            o To keep the identity of security holdings and financial circumstances of clients confidential; and

            o To maintain independence in the investment decision-making process.

        Failure to abide by these principles could have adverse effects on the firm's reputation. Consequently, failure by First Quadrant personnel to comply with these principles and First Quadrant's Code may result in disciplinary action, up to and including termination of employment.

                            PART 2. SCOPE OF THE CODE

     A. TOPICS ADDRESSED IN THE CODE

        A high standard of honesty and integrity in all business transactions and practices is a central part of First Quadrant's philosophy. Consistent with this, First Quadrant expects each Supervised Person, as defined below, to avoid any activity that may reflect negatively on personal or First Quadrant integrity, which could be seen as a conflict of interest, or which could compromise First Quadrant or its clients in any way. With this philosophy in mind the Code addresses securities-related conduct and focuses principally on fiduciary duty, personal securities transactions, insider trading, gifts, donations and conflicts of interest.

     B. PERSONS COVERED BY THE CODE

           SUPERVISED PERSONS include:

            o   Partners and officers of First Quadrant;


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            o   Employees of First Quadrant;

            o Any other person who provides advice on behalf of First Quadrant and is subject to First Quadrant's supervision and control, e.g. temporary workers, certain employees of affiliates, or particular persons designated by the Chief Compliance Officer ("CCO"); and

            o Consultants and independent contractors. Note: While consultants and independent contractors are not subject to the supervision and control of First Quadrant, they are bound by a contractual duty to abide by these general principles and First Quadrant's Code. As such they are included here for purposes of this document.

        FAMILY MEMBERS: For PURPOSES OF FIRST QUADRANT'S PERSONAL SECURITIES TRANSACTIONS, "employee", "account", and "Supervised Person" are further defined to include anyone living in the partner or employee's household who looks to the employee or partner for support and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

     C. SECURITIES COVERED BY THE CODE

        COVERED SECURITY means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act ("Advisers Act"). The term "Covered Security" is very broad and includes items you might not ordinarily think of as "securities", such as:

            o futures and options on securities, on indexes, on currencies, and on commodities;

            o   all forms of limited partnerships;

            o domestic and foreign unit investment trusts and closed-end funds, and

            o private investment funds, hedge funds, investment clubs or any other limited or private offerings.

        COVERED SECURITY does not include:

            o direct obligations of the U.S. government (e.g. treasury securities);

            o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

            o   shares issued by money market funds;

            o   shares of open-end mutual funds other than reportable funds; and

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            o   shares issued by unit investment trusts that are invested
                exclusively in one or more open-end funds, none of which are reportable funds.

        REPORTABLE SECURITY means any security described as a "Covered Security" and shares of open-end mutual funds that are advised or sub-advised by First Quadrant or its affiliates.

                      PART 3. STANDARDS OF BUSINESS CONDUCT

     A. COMPLIANCE WITH LAWS AND REGULATIONS

        Supervised Persons must comply with all applicable federal securities laws governing the business practices of First Quadrant.

        1. Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

            1.  To defraud such client in any manner;

            2. To mislead such client, including by making a statement that omits material facts;

            3. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

            4. To engage in any manipulative practice with respect to such client; or

            5. To engage in any manipulative practice with respect to securities, including price manipulation.

    B. CONFLICTS OF INTEREST

        As a fiduciary, First Quadrant has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Supervised Persons are expected to conduct themselves at all times in compliance with this duty and it can be achieved by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client or First Quadrant's business. Supervised Persons subject to First Quadrant's Code must try to avoid situations that have even the APPEARANCE of conflict or impropriety.

        1. CONFLICTS AMONG CLIENT INTERESTS. From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund, on the one hand, and the management of other portfolios, on the other. The portfolio managers oversee the investments of various types of portfolios in the same strategy, such as mutual funds, pooled investment vehicles and separate portfolios for individuals and institutions. Investment decisions generally are applied to all portfolios utilizing that particular strategy, taking into consideration client restrictions, instructions and individual needs. A portfolio manager may


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manage a portfolio whose fees may be higher or lower than the fees charged to the Fund. Management of multiple funds and portfolios may create potential conflicts of interest relating to the allocation of investment opportunities, and the aggregation and allocation of client trades. Additionally, the management of the Fund and other portfolios may result in a portfolio manager devoting unequal time and attention to the management of the Fund or other portfolios.

        2. COMPETING WITH CLIENT TRADES. First Quadrant prohibits Supervised Persons from using knowledge about pending or currently considered securities transactions on behalf of clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically in section D below.

        3. REFERRALS/BROKERAGE. As a fiduciary, First Quadrant conducts its business in a fully disclosed manner. Supervised Persons must act in the best interests of First Quadrant's clients regarding brokerage and other costs incurred by clients in connection with First Quadrant's management of the client's portfolio. Supervised Persons are reminded to strictly adhere to First Quadrant's policies and procedures regarding brokerage services (including allocation, best execution, and directed brokerage).

        4. DISCLOSURE OF INVESTMENTS AND TRANSACTIONS WITH RELATED PARTIES. Supervised Persons are required to disclose at the time of their initial employment with the Firm, and subsequently in advance of entering into, any investment and/or financial transactions (including loans, guarantees or extensions of credit, written or oral contracts or commitments, and employment arrangements) they and their Family Members have or intend to make with anyone with whom First Quadrant has a Business Relationship. For these purposes, a Business Relationship is presumed to exist with the following: clients, prospective or potential clients, consultants, brokers, dealers, related persons of any issuer of a security held by First Quadrant, vendors. Investments or financial transactions of a de-minimus nature below an annual $250 threshold are not subject to disclosure. Reporting and requests for approval of any such activity should be made to the Compliance department.

     C. INSIDER TRADING.

        No First Quadrant Supervised Person shall (i) purchase or sell either personally or on behalf of others (such as private portfolios managed by First Quadrant), any security while in possession of material, non-public information regarding such security or (ii) communicate material, non-public information to others without the consent of the CCO and after due consideration of the appropriateness of such communication. "Material non-public information" relates not only to issuers but also to First Quadrant's securities recommendations and client securities holdings and transactions. This policy applies to the activities of Supervised Persons both within and outside their duties at First Quadrant.

PROCEDURES REGARDING MATERIAL NON-PUBLIC INFORMATION

        In order to supplement its own research and analysis, to corroborate data compiled by its staff and to consider the views and information of others in arriving at its investment decisions, First Quadrant, consistent with its efforts to secure best price and


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execution, may allocate brokerage business to those broker-dealers in a position to provide such services. However, it is the policy of First Quadrant not to allocate brokerage in consideration of the furnishing of material, non-public information. Therefore, Supervised Persons, when recommending the allocation of brokerage to broker-dealers or otherwise, should not give consideration to any material, non-public information furnished by any broker-dealer.

        Supervised Persons have no obligation to First Quadrant's clients that would require First Quadrant or Supervised Persons to trade or recommend trading on the basis of material, non-public information in its possession. Such Supervised Persons' fiduciary responsibility to First Quadrant's clients does not require that they disregard the limitations imposed by the Federal Securities Laws, particularly Rule 10b-5.*

        Whenever a Supervised Person of First Quadrant receives material, non-public information about a company, that individual should not trade or recommend trading on the basis of such information or divulge such information to persons other than the CCO until that individual is satisfied that the information is public. If the Supervised Person has any question at all as to whether the information is material or inside and not public, that individual must resolve the question or questions before trading, recommending trading or divulging the information.

        Supervised Persons are also covered by AMG's Insider Trading Policy, which restricts Supervised Persons' trading in AMG stock and provides restrictions on the use of Material Non-Public Information.

        Any question as to the applicability or interpretation of the foregoing procedures or the propriety of any desired action, must be discussed with the CCO prior to trading or recommending trading of a security.

        * Court and SEC administrative decisions interpreting Rule l0b-5 promulgated under the Securities Exchange Act of 1934 make it unlawful for any person to trade or recommend trading in Securities on the basis of Material Non-Public Information.

     D. PERSONAL SECURITIES TRANSACTIONS.

        Supervised Persons are required to strictly comply with First Quadrant's policies and procedures regarding personal securities transactions.

PERSONAL SECURITIES TRANSACTIONS POLICIES AND PROCEDURES

        Dl. PROHIBITED TRANSACTIONS

        Supervised Persons shall not cause or permit the purchase or sale, directly or indirectly, of any Covered Security described in Section C in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership* and which to their actual knowledge at the time of such purchase or sale:

            o   is being recommended to a First Quadrant client;

            o   is under consideration for such recommendation;

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            o   is being purchased or sold by a client;

            o is being purchased or sold by First Quadrant on behalf of a client;

            o has been purchased or sold by a client within the last four (4) business days, which includes the date the request to trade is submitted;

            o has been purchased or sold by First Quadrant on behalf of a client within the last four (4) business days, which includes the date the request to trade is submitted; or

            o   is an initial public offering.

* For further information regarding "beneficial ownership", please see the CCO.

        D2. RE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

        Information concerning Covered Securities traded by First Quadrant on behalf of its clients for the last 4 business days is available from First Quadrant's portfolio accounting system, AXYS. Generally, Supervised Persons may not purchase or sell any Covered Security traded within the last 4 business days, nor any Covered Security found on the traders' blotters. Additionally, Supervised Persons may not purchase or sell any "derivative" security that derives its value from a Covered Security traded within the last 4 business days or found on the traders' blotters. Supervised Persons wishing to transact in AMG stock must receive prior approval from the CCO and from the General Counsel of AMG. Additionally, ALL ACQUISITIONS OF SECURITIES BY A SUPERVISED PERSON IN A PRIVATE INVESTMENT FUND, HEDGE FUND, INVESTMENT CLUB OR ANY OTHER LIMITED OR PRIVATE OFFERING MUST RECEIVE PRIOR APPROVAL FROM THE CCO.

        Except as specifically permitted in Section D3 and prior to any purchase or sale of a Covered Security not prohibited under Section Dl, every Supervised Person must fully complete a PERSONAL SECURITIES TRADE AUTHORIZATION (the "Trade Authorization" - SEE APPENDIX A) and obtain written pre-clearance of such transaction in the form of a signature on the Trade Authorization from the individual(s) authorized by management from time to time to approve the Form (SEE ATTACHMENT 1). WITH RESPECT TO EQUITY TRADES, THE ORIGINAL OF THE TRADE AUTHORIZATION, APPROPRIATELY TIME-STAMPED, MUST BE FORWARDED TO THE COMPLIANCE OFFICER ALONG WITH AN ATTACHED COPY OF THE AXYS REPORT APPROPRIATELY SUPPORTING THAT THE TRADE IS NOT A PROHIBITED TRANSACTION AND THE BLOOMBERG SECURITY DESCRIPTION PAGE (OR SIMILAR DOCUMENT PROVIDING SIMILAR SECURITY DETAILS) FOR THE SECURITY TO BE TRADED. WITH RESPECT TO TRADES IN EXCHANGE-TRADED-FUNDS
(ETFS) NOT LISTED ON THE EXEMPT ETF LIST, A SUPERVISED PERSON MUST COMPLETE A PERSONAL SECURITIES TRADE AUTHORIZATION AND PRESENT IT TO THE APPROPRIATE INDIVIDUAL LISTED IN ATTACHMENT 1 FOR APPROVAL. In the case of a transaction by an individual authorized to approve Trade Authorizations, another authorized individual must sign their Trade Authorization before the transaction can be executed. An approved Trade Authorization is effective only on the date it is approved. The specific trading date (same as the approval date) and the time of approval must be so noted on the Trade Authorization. If a broker does not execute the trade on that particular trading day and the Supervised Person wants to

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execute the trade on a subsequent trading day, they must obtain a new approved
Trade Authorization. This policy effectively prohibits the use of "good till cancelled" limit orders of any kind. Limit orders involving same day execution are permissible.

     D3. EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

     Transactions  in  the  following  Covered   Securities  shall  not  require
pre-clearance under Section D2.

            o Transactions in Covered Securities (other than private investment funds, hedge funds, investment clubs or any other limited or private offerings) that do not exceed $2,000 (e.g. share price x number of shares) in any particular security on any given day, provided that the aggregate of all transactions valued at less than $2,000 in Covered Securities made during any given calendar quarter does not exceed $20,000. Once the $20,000 threshold has been met for a quarter all subsequent transactions in Covered Securities, regardless of their value, must be pre-cleared.

            o Purchases or sales of shares of OPEN-END MUTUAL FUNDS, regardless of whether or not they are advised or sub-advised by First Quadrant or its affiliates.

            o Unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by First Quadrant or its affiliates.

            o   Corporate, municipal and treasury bonds.

            o ETFs found on the Exempt ETF List (located at General Office/Compliance/Code of Ethics at HTTP://WEB.FQW.COM/) maintained by the Compliance Department.

            o   Forwards, futures, and options on currencies.

            o   Futures and options on ETFs listed on the Exempt ETF List.

            o Purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan.

            o Purchases or sales that are non-volitional on the part of the person (e.g. gifts, inheritances, or transactions which result from corporate action applicable to all similar security holders, such as splits, tender offers, mergers, stock dividends, etc.).

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     D4. REPORTS ON SECURITIES TRANSACTIONS

        Every Supervised Person shall make arrangements with their broker(s) to provide duplicate monthly/quarterly statements, on a timely basis, to First Quadrant, attention the "Compliance Department." These statements at a minimum must include: the name of the broker, dealer or bank with or through which the transaction was effected; the nature of the transaction, i.e. purchase, sale or any other type of acquisition or disposition; the price at which the trade was effected; the trade date; the name of the Reportable Security traded; and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved.

        INITIAL HOLDINGS REPORT: Every new employee shall file with the Compliance Officer an initial holdings report using a Securities Holdings Report (the "Holdings Report" - SEE APPENDIX C), NO LATER THAN 10 CALENDAR DAYS AFTER SUCH PERSON BECOMES A SUPERVISED PERSON. THE INFORMATION IN THIS INITIAL HOLDINGS Report must be current as of a date no more than 45 days prior to the date the person becomes a Supervised Person. The report must include:

            o The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the Supervised Person had any direct or indirect beneficial ownership;

            o The name of the broker, dealer or bank, including the account number(s), with whom the Supervised Person maintains an account in which any securities were held for Supervised Person's direct or indirect benefit; and

            o   The date the report is submitted to the Compliance Officer.

        The report may be effectively completed using broker statements, as long as the required information noted above is present.

        QUARTERLY TRANSACTION REPORT: Supervised Persons (on behalf of themselves and their family members) shall file with the Compliance Officer a quarterly report of the information required by the Personal Investment Transaction Report (the "Transaction Report" - SEE APPENDIX B) with respect to transactions in Reportable Securities in which the Supervised Person has or acquires any direct or indirect beneficial interest. A Supervised Person shall not be required to report the following transactions.

            o Direct obligations of the U.S. government (e.g. treasury securities).

            o Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

            o   Shares issued by money market funds.

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            o   Shares of open-end mutual funds that are NOT ADVISED OR
                SUB-ADVISED BY FIRST QUADRANT OR ITS AFFILIATES (list of open-end mutual funds advised or sub-advised by First Quadrant is located on the Wiki at General Office/Compliance/Code of Ethics at HTTP://WEB.FQW.COM/).

            o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by First Quadrant or its affiliates.

            o Automatic dividend reinvestments, including dividend reinvestment plans.

            o Corporate actions applicable to all similar Security holders, such as splits, tender offers, mergers, stock dividends, etc.

        All of which are collectively referred to herein as "non-reportable transactions". Any such Transaction Report may contain a statement declaring that the reporting of any transactions shall not be construed as an admission that the Supervised Person has any direct or indirect beneficial ownership in the Security.

        Note: All ETFs are considered Reportable Securities for purposes of this Code.

        Transaction Reports must be filed with the Compliance Officer no later than 15 BUSINESS DAYS AFTER THE END OF EACH CALENDAR QUARTER. If no transactions have been effected during a calendar quarter, a Transaction Report must still be filed, stating that no transactions occurred during that quarter.

        Where reportable transactions exist, the report must include:

            o the date of the transaction, the title and exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Reportable Security involved, the interest rate and maturity date (if applicable);

            o   the nature of the transaction (i.e., purchase, sale, or other);

            o the price of the Reportable Security at which the transaction was effected;

            o the name of the broker, dealer or bank with whom the transactions was effected; and

            o   the date the report is submitted to the Compliance Officer.

        Also, with respect to any account established by a Supervised Person in which any securities were held during the quarter for the direct or indirect benefit of the Supervised Person, the report must include:

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            o   The name of the broker, dealer or bank with whom the account was established, the account number and the name on the account; and

            o   The date the account was established.

        ANNUAL HOLDINGS REPORT: Annually, within the first 15 days of January, all employees (on behalf of themselves and their family members) are required to file the following information set forth below with the Compliance Officer using a Securities Holdings Report (the "Holdings Report" - SEE APPENDIX C). The information provided must be current as of a date no more than 45 days prior to the date the report is submitted:

            o   An list of their current brokerage accounts;

            o Reportable Securities not held in a brokerage account for the direct or indirect benefit of the Supervised Person; and

            o If they are an owner, director, officer or partner of an organization unaffiliated with First Quadrant. This also includes any non-profit organizations.

        The information provided in the annual Holdings Report will be reviewed periodically by the Compliance Officer to ascertain that each Supervised Person's Reportable Securities holdings have been reported and are current within 45 days of the date the report is submitted. However, the filing of the annual Holdings Report does not remove responsibility from an employee to advise the Compliance Officer at the time a brokerage account is opened and to ensure duplicate broker statements are forwarded to the Compliance Department. beginning at that time.

        CONFIDENTIALITY OF REPORTS: Broker statements and related documentation, transactions and holdings reports will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government agencies, fund compliance officers and boards of directors, and external auditors.

        REVIEW OF REPORTS: Periodically, the Compliance Officer will compare the reportable transactions of Supervised Persons as reported on the broker's statements against the Trade Authorizations on file to determine whether a violation of these Procedures has occurred. Following the completion of the review, the Compliance Officer shall then complete and sign a Personal Transactions Review Certification (the "Review Certification" - SEE APPENDIX D). The Review Certification along with the broker statements and Trade Authorizations shall in turn be forwarded to the CCO for his final review and signature. The reportable transactions of the Compliance Officer shall be reviewed by the CCO. The reportable transactions of the CCO shall be reviewed by the Chief Operating Officer ("COO").

        If during [his/her] initial review, the Compliance Officer believes that a violation has possibly occurred, [he/she] will further investigate and in so doing give the employee


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responsible for the transaction an opportunity to explain and/or supply additional explanatory materials.

        Following [his/her] investigation, if the Compliance Officer still believes that a violation of these Procedures has occurred, [he/she] shall submit this determination, together with the duplicate broker statement(s), the Trade Authorization(s) and any additional explanatory material provided by the employee, to the CCO. The CCO will review the documentation and circumstances of the suspected violation and confirm that a violation has occurred. The CCO in turn will report the circumstances of the violation in writing to the Executive Office, c/o the COO, with a recommendation as to the specific sanction(s), if any, that should be applied.

     D5. EXCEPTIONS

        In special circumstances, the CCO may grant an exception regarding personal trading matters, provided the circumstances are consistent with First Quadrant's fiduciary duty to its clients and any applicable laws and/or regulations, and are not so frequent or extensive as to develop a pattern over time (e.g., Supervised

        Persons covers family members that might legitimately need to trade a security within the blackout window, etc.). In granting an exception, the CCO will consider all facts and circumstances surrounding such request. All exceptions granted by the CCO shall be documented.

        D6. ENFORCEMENT OF THE PROCEDURES - SANCTIONS

        Upon determination that a violation of these Procedures has occurred, the Executive Office of First Quadrant at the recommendation of the CCO, may impose sanctions as it determines are appropriate given the circumstances. Failure to comply with any sanction may result in additional, more severe sanctions being imposed, including termination of employment.

     E  GIFTS, ENTERTAINMENT AND CHARITABLE DONATIONS

        First Quadrant has a fiduciary duty to act in the best interest of its clients and to not be unduly influenced in such a way that potential conflicts of interest may actually, or appear to, jeopardize that duty. One example of potential conflicts is in situations in which First Quadrant or its employees give or receive gifts, entertainment or other favors in the course of doing business. It is important to First Quadrant's independence of judgment and the firm's image to only give or accept these items in accordance with normally accepted business practices and to not raise any question of propriety.

        The following policies and procedures are designed to help maintain these standards and are applicable to all employees of First Quadrant.

GIFTS, ENTERTAINMENT AND CHARITABLE DONATIONS POLICIES AND PROCEDURES

        El. POLICY

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        No Supervised Person may, directly or indirectly, give or receive any gift, including charitable donations, or entertainment to or from anyone with whom First Quadrant has or is likely to have any business dealings ("Business Relationship") unless the gift, charitable donation or entertainment falls within one of the following categories of permissible gifts, charitable donations, or entertainment, AND is not otherwise inconsistent with any applicable law or regulation, including, without limitation, the rules governing gifts to public officials discussed below. Supervised Persons are prohibited from soliciting gifts, entertainment or charitable donations from anyone with whom First Quadrant has a Business Relationship.

        Prior to receiving or providing a gift or business entertainment, First Quadrant may notify the donor or recipient that they may wish to consult their firm's policy on gifts and business entertainment or personnel within their firm to the extent applicable, whether they are permitted to receive such gifts and/or business entertainment. In addition, First Quadrant from time to time may agree (or be required by another firm) to comply with policies and procedures regarding gifts and entertainment of firms with which First Quadrant has a Business Relationship and if so, First Quadrant will abide by those policies and procedures.

        Under no circumstances may employees receive or give gifts from/to any business or business contact in the form of cash or cash equivalents, including gift certificates.

        Charitable donations solicited and/or received from a business or business contact by a First Quadrant employee may only be accepted if the donation, (i.e. check or money order) is payable to a publicly recognized charity. Under no circumstances can the check be payable to First Quadrant or a First Quadrant employee and under no circumstances should a First Quadrant employee ask a business or business contact to make a donation on behalf of First Quadrant or the employee.

        A BUSINESS RELATIONSHIP will be presumed to exist with the following. (This list does not represent an exhaustive list.)

            o   Clients

            o   Prospective and potential clients

            o   Consultants

            o   Brokers

            o   Dealers

            o Related persons of issuers First Quadrant holds or is actively considering acquiring

            o   Vendors

        GIFTS AND CHARITABLE DONATIONS: For each First Quadrant employee, gifts received from or made to a single Business Relationship, having a retail value of $250 or less for the calendar year (individually and in the aggregate) are permitted. Examples of gifts subject to the annual $250 per Business Relationship limit include, but are not limited to, flowers, fruit baskets, and wine. Also included are tickets to a sporting event, theatre, greens fees, an invitation to a reception or cocktail party or comparable entertainment IF THE DONOR WILL NOT BE PRESENT. (See Shared Entertainment, where donor is present.) Tickets or gifts for an individual and his or her spouse or family member shall be aggregated in determining whether the tickets have a retail value in excess of $250. Should a gift come to a particular group within First Quadrant, the value will be divided among the employees in the group. Should a gift come to First Quadrant as a whole, the gift's value will be divided among all First Quadrant employees.

        For each First Quadrant employee, charitable donations solicited and/or received from or made on behalf of a single Business Relationship may not exceed $1,000 per calendar year (individually and in the aggregate).

        SHARED ENTERTAINMENT: So long as the donor is present, an occasional meal, a ticket to a sporting event or the theatre, greens fees, an invitation to a reception or cocktail party, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety, is permitted. Shared entertainment permitted under this paragraph need not be aggregated with other gifts for purposes of the $250 limit set forth above. Employees should seek prior approval from Compliance in circumstances where he or she is unsure about the value or appropriateness of proposed entertainment.

        PROMOTIONAL ITEMS: Promotional items of nominal values that contain First Quadrant's or the donor's logo, such as pens, calendars, clothing, bags, umbrellas and diaries are permitted. Such gifts need not be aggregated for purposes of the $250 rule above, but should not exceed a reasonable number from or to the same person within a calendar year.

        FIRST QUADRANT - SPONSORED EVENTS: For a First Quadrant-sponsored event that may or may not in a given instance fall clearly within one of the above categories of permissible gifts for a First Quadrant employee to give, partners, officers, and employees must check with the CCO to ascertain whether such an event requires approval. Under appropriate circumstances, a specific or general exemption for First Quadrant-sponsored events may be obtained from the CCO. Employees are responsible for confirming that such an exemption either has been granted or is not necessary before extending an invitation to such an event.

IN CASE OF DOUBT OF THE ESTIMATED RETAIL VALUE OF GIFTS, OR OTHER
ITEMS/SERVICES, EMPLOYEES SHOULD CONTACT THE CCO.

        E2. POLICY EXCEPTIONS

        In special circumstances, the CCO may grant an exception to these rules regarding gifts and entertainment, provided such gift or entertainment is consistent with the applicable laws and/or regulations and is not so frequent or so extensive as to raise any question of propriety. In reviewing a request for an exception, consideration will be given to whether the gift or entertainment is of a type which is customarily associated with ethical business practices, whether the gift or entertainment could be reasonably interpreted by others as bringing discredit to First Quadrant, or offering an improper inducement to the donor, or placing the recipient under an obligation to the donor, and whether the gift or entertainment is so frequent or so extensive as to raise any question of propriety.

        E3. PROCEDURES

        Employees who receive gifts or donations that are not permitted must return the gift or donation to the donor. If it is not possible to return a gift, then the gift should be donated to a charitable organization. All charitable donations exceeding the permitted limit must be returned.

        Employees must inform their manager of the giving or receiving of any gifts, charitable donations, or shared entertainment, including those gifts and charitable donations returned to the sender. First Quadrant's departmental managers are responsible for being aware of their subordinates' gift and charitable donation activities, and will inform the CCO as soon as they become aware of any such activities exceeding the permitted limits.

        BUSINESS TRAVEL AND RELATED INCIDENTALS: Supervised Persons are prohibited from accepting travel, lodging and related incidentals in relation to gift and entertainment opportunities. With respect to business related travel, First Quadrant partners, officers, and employees are periodically invited to attend or participate in conferences, tour a client's facilities, or meet with representatives of a client. Such invitations may involve traveling and may require overnight lodging. As a general matter, First Quadrant must pay for all travel and lodging expenses associated with such activities. However, if appropriate, partners, officers and employees may accept travel-related amenities if the costs are considered insubstantial, are broadly available to all attendees, and are not readily ascertainable (e.g., a shuttle bus at a conference).

        OTHER PAYMENTS FROM BROKERS: Employees may not accept reimbursement from brokers for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers.

        GIFTS TO PUBLIC EMPLOYEES: Employees are reminded that different rules apply when you are giving anything of value to public employees. No employee may authorize payment or reimbursement for any meal, entertainment, travel, lodging, or other gift made for or on behalf of any federal, state, county or municipal employee having anything of value except as permitted by law and approved by the CCO.

        E4. EXCEPTION PROCEDURES

        If an employee believes that it would be appropriate to give or receive a gift or charitable donation outside the normal gift policy guidelines in a specific situation, he or she must submit a written request to the CCO. The request should specify:

            o   the name of the donor;

            o   the name of the intended recipient and his or her employer;

            o   the nature of the gift and its monetary value;

            o   the nature of the business relationship; and

            o   the reason the gift is being given.

        E7. OVERSIGHT

        The CCO will review all written submissions by First Quadrant managers regarding gifts or shared entertainment and conduct any appropriate follow-up.

        First Quadrant's CCO will take action deemed necessary to generally reinforce a person's responsibilities under this Gift Policy, educate a person on the severity of violations and inform a person of the possible penalties for future violations.

        E6. MANAGEMENT REPORTING

        The CCO will promptly report to the Executive Office any significant issues or concerns regarding employees' activities covered under this policy.

     F. POLITICAL CONTRIBUTIONS AND FUND RAISERS.

        First Quadrant will not make any contributions or expenditures to or for any political party, committee, or candidates for any public office, or to any persons for any political purpose whatsoever, regardless of whether it is proposed to be made in the United States or a foreign country or whether it would or would not be in violation of local law. Contributions or expenditures includes any direct or indirect payments, distributions, loans, advances, deposits, gifts, purchases, or tickets to dinners or fund raising events, services (including transportation) equipment or any other items of value made to or for political candidates, parties or committees.

        Although First Quadrant encourages all its Supervised Persons to participate individually in civic affairs and in the political process, First Quadrant will not reimburse Supervised Persons for any expenses incurred in connection with those activities. Supervised Persons who engage in civic or political affairs must do so on their own time and at their own expense and may not use First Quadrant facilities or resources in doing so. Additionally, Supervised Persons may not apply any pressure, direct or implied on any other Supervised Person that infringes on a Supervised Person's right to decide whether, to whom and in what amount a personal political contribution is to be made.

        Supervised Persons shall not make any contributions or expenditures to or for any candidates for any public office, or to any persons for any political purpose whatsoever as a quid pro quo for receiving or with the expectation of securing now or in the future business from any public official, or any federal, state, or local government agency.

     G. CONFIDENTIALITY.

        Information concerning the identity of security holdings and financial circumstances of clients is confidential.

        1. FIRM DUTIES. First Quadrant and its Supervised Persons must keep all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm. Additionally, Supervised Persons are required to fully comply with First Quadrant's Privacy Policy.

        2. SUPERVISED PERSONS' DUTIES. First Quadrant prohibits Supervised Persons from disclosing to persons outside the firm any material non-public information about any client, the securities investments made by First Quadrant on behalf of a client, information about contemplated securities transactions, or information regarding First Quadrant's trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes.

     H. SERVICE ON A BOARD OF DIRECTORS.

        Because of the high potential for conflicts of interest and insider trading issues, Supervised Persons are generally restricted from serving on the board of directors for any publicly held company. However, under certain circumstances where serving on a board of directors does not represent a conflict of interest for First Quadrant, an employee may sit on the board of directors for a publicly held company. Permission is required from the CCO and Executive Office prior to committing to serve on the board of directors for any publicly held company, privately held company, or non-profit organization.

     I. MARKETING AND PROMOTIONAL ACTIVITIES.

        All oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way.

     J. OTHER OUTSIDE ACTIVITIES.

        1. No Supervised Person shall knowingly compete or aid or advise any person, firm, or corporation in competing with First Quadrant in any way, or engage in any activity in which their personal interests in any manner conflict, or might conflict with those of First Quadrant.

        2. No Supervised Person shall be employed by or have, directly or indirectly, a significant financial interest in any firm, corporation or business of any sort which is engaged in the same or similar lines of business as that carried on by First Quadrant. A significant financial interest is one that is so substantial as to create a potential risk of interference with such individual's independent exercise of judgment in the best interest of First Quadrant.

        3. No Supervised Person shall be employed by or receive any form of remuneration of value (including but not limited to consulting or similar fees, honorariums, grants, and awards) from any person, firm, or non-affiliated entity except as immediately reported to the CCO for communication to the Executive Office.

        4. No Supervised Person shall accept or request, directly or indirectly, any favor or thing of value from any person, firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, if such favor or thing of value is such as might influence them in negotiating, contracting or dealing with such person, firm, or corporation; and any Supervised Person who is offered any such favor or thing of value, directly or indirectly, by any such person, firm or corporation shall immediately report such offer to the CCO for communication to the Executive Office. Also see First Quadrant's Gift Policy.

        5. No Supervised Person shall, directly or indirectly, give any favor or thing of value to or engage in the entertainment of any person, firm or non-affiliated corporation, negotiating, contracting or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, except as may be consistent with generally acceptable ethical standards and accepted business practices and not in violation of any applicable law. Also see First Quadrant's Gift Policy.

        6. No Supervised Person shall participate on behalf of First Quadrant in any negotiations or dealings of any sort with any person, firm, or non-affiliated corporation in which they have, directly or indirectly, an interest, whether through a personal relationship which is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way to affect their judgment, conduct, or attitude in the matter, or give them a personal interest therein.

        7. No Supervised Person shall receive, in addition to their regular salary, fees, or other compensation as fixed by the Executive Office, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated corporation or business of any sort, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale or rental of property or any loan made by or to First Quadrant or for endeavoring so to do; nor shall they have any pecuniary or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in or with respect to any such purchase, sale, rental or loan. Except as provided by law, the foregoing shall not prohibit any director from receiving their normal share of the usual commission earnings of a stock exchange or other brokerage firm of which they are a partner nor shall it prohibit First Quadrant from making payments to a director for services rendered to First Quadrant so long as such services are not in violation of any applicable law.

                          PART 4. COMPLIANCE PROCEDURES

K.   CERTIFICATION OF COMPLIANCE

        1. INITIAL CERTIFICATION. First Quadrant is required to provide all Supervised Persons with a copy of the Code. In turn, all Supervised Persons are required to certify in writing that they have: (a) received a copy of the Code,
(b) read and understood all provisions of the Code, and (c) agree to comply with the terms of the Code (see APPENDIX E).

        2. ACKNOWLEDGEMENT OF AMENDMENTS. As amendments are made to the Code, Supervised Persons will be provided with a copy of such amendments and will be required to submit a written acknowledgement that they have received, read, and understood the amendments to the Code (SEE APPENDIX E)

        3. ANNUAL CERTIFICATION. Annually, all Supervised Persons will be required to certify that they have read, understood and complied with the Code (see APPENDIX E).

               PART 5. ADMINISTRATION AND ENFORCEMENT OF THE CODE

     A. TRAINING AND EDUCATION

        Training relative to the Code will occur periodically. All Supervised Persons are required to attend any training sessions or read any applicable materials provided to them relative to the Code.

     B. ANNUAL REVIEW

        At least annually, the CCO shall review the adequacy of the Code and the effectiveness of its implementation. The CCO will also be required to report to the Executive Office the results of their review and ensure all material violations have been brought to the Executive Office's attention.

     C. BOARD APPROVAL

        The Code must be approved by the board of directors for each fund advised or sub-advised by First Quadrant. Any material amendments to the Code must also be approved by the boards.

     D. REPORTS TO BOARDS

        At the request of a fund First Quadrant advises or sub-advises, First Quadrant must provide an annual report to the fund's board of directors that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the board were granted during the period. The report must also certify that the adviser has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

     E. REPORTING VIOLATIONS

        All Supervised Persons are required to report any violations of the Code, including "apparent" or "suspected" violations, promptly to the CCO or in his absence the COO (provided the CCO also receives reports of all violations).

        1. CONFIDENTIALITY. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Such reports may also be submitted anonymously.

        2. ALTERNATE DESIGNEE. In case the CCO is involved in the violation or is unreachable, the report should be directed to the COO.

        3. TYPES OF REPORTING. Types of reporting required by Supervised Persons include: noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of First Quadrant's business; material misstatements in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and First Quadrant.

        4. RETALIATION. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

     F. SANCTIONS

        The CCO shall generally impose a warning to the employee at first offense. A repeat violator shall receive disciplinary action as deemed appropriate by the CCO. These are guidelines only, and the Firm reserves the right to apply any sanction deemed appropriate after considering the facts and circumstances surrounding a violation, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions and other disciplinary action, violations may result in referral to civil or criminal authorities where appropriate.

        G. RECORDKEEPING

        First Quadrant will maintain in its records the following:

            o   A copy of the Code that is or was in effect

            o   Records of violations of the Code

            o   Actions taken as a result of the violations

            o   Copies of employees' acknowledgment of receipt of the Code

            o All reports and forms required to be filed by employees under the Code

            o A record of all persons who are or were required to file reports under this Code, or who are or were responsible for reviewing these reports

            o Pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchase of a limited offering

        The retention period is five years from the end of the fiscal year in which the transaction occurs, in an easily accessible place, the first two years in an appropriate office.

                                   APPENDIX A
                                 FIRST QUADRANT
                     PERSONAL SECURITIES TRADE AUTHORIZATION

Name:                                                                 --------------------------------
                                                                      Please print
Security Description including, title, ticker symbol AND CUSIP number:

------------------------------------------------------------------------------------------------------
Name of Brokerage Firm AND Account Number in which trade will be executed:

-----------------------------------------------------
Proposed trade date (today's date):
                                                                           ---------------------------
Estimated Price per unit of security:
                                                                           ---------------------------
Number of Shares, contracts or units:
                                                                           ---------------------------
Type of Transaction:                                                  Purchase          Sale

Has the security been traded during the last 3 business days          Yes    |_|      No    |_|
(confirm against AXYS)?

Has/is the security being traded today (confirm against AXYS and      Yes    |_|      No    |_|
trade blotters)?

Trade Approved By (individual authorized only):

-----------------------------------------------------

Date Approved (should be the same as proposed trade
date):
       ----------------------------------------------

PLACE TIME STAMP HERE:


      PROMPTLY RETURN THE ORIGINAL OF THIS FORM TO THE COMPLIANCE OFFICER.

BE SURE TO ATTACH THE AXYS REPORT APPROPRIATELY SUPPORTING THAT THE TRADE IS NOT
  A PROHIBITED TRANSACTION ALONG WITH THE BLOOMBERG SECURITY DESCRIPTION PAGE
                             (OR SIMILAR DOCUMENT).

                                   APPENDIX B
                                 FIRST QUADRANT
                     PERSONAL INVESTMENT TRANSACTION REPORT*
                        QUARTER ENDING _________________


                                                                 Check here if you had NO reportable investment
Name:                                                            transactions during this quarter
     ------------------------------------------------------                                      -------------------
         Please print

---------------- -------------------- -------------------------------- ------------------------ -----------------
    Date of       Title Description   Number of Shares AND Principal        Nature of the        Price Per Unit
  Transaction     and Ticker Symbol      Amount/Interest Rate and         Transaction, i.e.          of the
                   or CUSIP number       Maturity (if applicable,       Purchase (P), or Sale      Reportable
                                              e.g. bonds)                  (S), or Other (O)        Security
---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------
---------------- -------------------- -------------------------------- ------------------------ -----------------

---------------- -------------------- -------------------------------- ------------------------ -----------------


-------------------------- ---------------------
 Name of Brokerage Firm         Beneficial
   AND Account Number           Ownership
 (where transaction was     (Direct/Indirect)
        recorded)
-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------
-------------------------- ---------------------

-------------------------- ---------------------


*Please note that you can attach copies of brokerage statements to this form in order to facilitate your completion of the form.

NEW BROKERAGE ACCOUNTS (IF APPLICABLE) ESTABLISHED DURING THIS QUARTER (DIRECT OR INDIRECT BENEFICIAL OWNERSHIP):
Name of Brokerage Firm & Account Number:__________________________ Date Established: ____________________

I certify that I have listed all reportable transactions executed during the quarter ending _________________and, if applicable,
I have directed the broker(s) to forward copies of statements for all accounts for myself, family members, including any relative by blood or marriage living in my household, and any other individuals living in my household, to First Quadrant, attention Compliance Department.

Signature: _______________________________________________________              Date: ______________________
RETURN THE ORIGINAL OF THIS FORM TO THE COMPLIANCE OFFICER NO LATER THAN 15 BUSINESS DAYS AFTER THE END OF EACH CALENDAR QUARTER.

                                   APPENDIX C
                                 FIRST QUADRANT
                 SECURITIES HOLDINGS REPORT (INITIAL AND ANNUAL)

Name: ______________________________________     Check here if you have NO
      Please print                               information to report ______

All employees of First Quadrant on behalf of themselves and their family members, including any relative by blood or marriage living in the employee's household, and any other individuals living in the employee's household, are required to include in this report: 1) all open (active and inactive) brokerage accounts for their direct or indirect benefit; and 2) all Reportable Securities NOT HELD in a brokerage account for their direct or indirect benefit. Additionally, each employee must note if they are an owner, director, officer or partner of an organization unaffiliated with First Quadrant. THE HOLDINGS REPORT FOR EACH NEW EMPLOYEE MUST BE COMPLETED, SIGNED AND RETURNED TO THE COMPLIANCE OFFICER WITHIN 10 CALENDAR DAYS OF THEIR START DATE. THE ANNUAL HOLDINGS REPORT FOR EXISTING EMPLOYEES MUST BE COMPLETED, SIGNED AND RETURNED TO THE COMPLIANCE OFFICER WITHIN THE FIRST 15 CALENDAR DAYS OF JANUARY EACH YEAR. Please ensure all of the information requested below is provided and, if you have not already done so, promptly direct your broker to forward duplicate statements to First Quadrant, attention Compliance Department.


1)  Name of Brokerage Firm                      Account Number                        Name of Account Holder(s)

------------------------------------            ---------------------------           ---------------------------

------------------------------------            ---------------------------           ---------------------------

------------------------------------            ---------------------------           ---------------------------

------------------------------------            ---------------------------           ---------------------------

------------------------------------            ---------------------------           ---------------------------

------------------------------------            ---------------------------           ---------------------------

2) Reportable Securities not held in a brokerage account, e.g., participation in limited partnerships, private placements, joint ventures, stocks, etc. (full description required):

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

3) Additionally, provide details if you are an owner, director, officer or partner of an organization unaffiliated with First Quadrant:

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


Signature                                                                  Date
         ----------------------------------------------------------             ----------------------

         RETURN THE ORIGINAL OF THIS REPORT TO THE COMPLIANCE OFFICER BY
            JANUARY 15TH., EVEN IF YOU HAVE NO BROKERAGE ACCOUNT(S),
             REPORTABLE SECURITIES, OR OTHER INFORMATION TO REPORT.

                                   APPENDIX D
                                 FIRST QUADRANT
                   PERSONAL TRANSACTIONS REVIEW CERTIFICATION
                          1st 2nd 3rd 4th Quarter 200__

Supervised Person:                                 Date of Review:
                   -------------------------------           -------------------
                   Please print
1. Were duplicate broker's statements on file for all accounts?
Yes |_| No |_|  Not/applicable |_|

If not, for which accounts and months were they missing and what action was taken to obtain the missing statements?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Was a completed Personal Investment Transaction Report filed on time? Yes |_| No |_|

3. If the report was incomplete and/or delinquent, describe the actions taken to obtain a completed report. The description should include dates and the title of officer(s) responsible for obtaining the incomplete and/or delinquent report.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Do any of the transactions reported in the Personal Investment Transaction Report and/or broker's statement(s) appear to be a violation of the First Quadrant Code of Ethics?
                                               Yes |_| No |_| Not/applicable |_|

5. If there was an apparent violation, describe the circumstances of the violation and any action taken to ascertain that a violation had occurred. The description may be written up as a separate memo with a copy attached to this report. The written description should include dates, the title of officers involved with the determination of a violation and a description of any sanctions applied against the employee. Documentation supporting the violation and investigation should also be attached.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6. The results of the determination of a violation were provided to the
Executive Office on                   .
                    -------------------

The specific member of the Executive Office who received the results is
          ----------------------------------------------------------------------

I certify that for the calendar quarter referenced above, the Personal Investment Transaction Report, broker's statement(s) and Personal Securities Trade Authorizations, if applicable, are on file and that no violation of the First Quadrant Code of Ethics has occurred, other than that described in items 3 and 5 above.

Date:                    By:
      -----------------     ----------------------------------------------------
                                    Compliance Officer
Date:                    By:
      -----------------     ----------------------------------------------------

                                   APPENDIX E
                                 FIRST QUADRANT
                                 CODE OF ETHICS
                           CERTIFICATION OF COMPLIANCE

Tick appropriate box (only one) below relative to the certification being made:

|_|   INITIAL CERTIFICATION (REQUIRED AFTER INITIAL RECEIPT OF FIRST QUADRANT'S
CODE OF ETHICS).

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

          (a) I have received a copy of the Code;
          (b) I have read and understand all provisions of the Code; and
          (c) I agree to comply with the terms of the Code.

|_|   ACKNOWLEDGEMENT OF AMENDMENTS.

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

          (a) I have received a copy of the amendments to the Code;
          (b) I have read and understand the amendments; and
          (c) I agree to comply with the terms of the amendments to the Code.

|_|   ANNUAL CERTIFICATION.

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

          (a) I have read, understood and complied with the Code for the year ended December 31, ________;
          (b) There is no interest, affiliation or activity, of any sort, on my part which conflicts or which I believe is likely to conflict with my official duties; and
          (c) That I will disclose any facts which may appear to present a possible conflict of interest under the Code of Ethics to the CCO and Executive Office so that a determination can be made as to whether a conflict of interest does exist and that I will take whatever action requested of me by the CCO and Executive Office to resolve any conflict of interest which it finds to exist.

Signature                                                 Date
          -------------------------------------------         ------------------

Printed Name
            -----------------------------------------

                                  ATTACHMENT 1

                      INDIVIDUALS AUTHORIZED TO APPROVE THE
                  PERSONAL SECURITIES TRADE AUTHORIZATION FORM

EQUITIES AND DERIVATIVES BASED ON A SINGLE EQUITY:

Nhan Bui

Erich Hamel

Chris Luck (in the absence of Ms. Bui or Mr. Hamel)

Jia Ye (in the absence of the above noted individuals)

ETFS AND DERIVATIVES THEREON:

Ken Funk

Tracy Chung (in the absence of Mr. Funk)

Curt Ketterer (in the absence of Compliance personnel)